Exhibit 10.38

SECOND AMENDMENT TO GARAGE LEASE

This Second Amendment to Garage Lease (“Second Amendment”) is entered into by and between DTS 3MC PARKING LLC, a Delaware limited liability company (“Landlord”) and ALL ABOARD FLORIDA - OPERATIONS LLC, a Delaware limited liability company (“Tenant”) as of this 23rd day of May, 2018. Unless otherwise defined herein, all capitalized terms used in this Second Amendment shall have the same meanings assigned to the same in the Garage Lease (as hereinafter defined).

RECITALS:

WHEREAS, Landlord and Tenant entered into that certain Garage Lease dated as of September 2, 2016, as amended by that certain First Amendment to Garage Lease (together, the “Lease”), pursuant to which Tenant leased from Landlord the Garage.

WHEREAS, Landlord and Tenant desire to amend the Lease on the terms and conditions stated herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree as follows:

AGREEMENT

1.         Recitals. The above recitals are true and correct and are agreed to by Landlord and Tenant as if such recitals were fully set forth herein.

2.         Defined Terms. The following defined terms Set forth in Article 1.0 of the Lease are deleted in their entirety and replaced with the following:

(a)        Base Rent: Commencing on the Rent Commencement Date (as hereinafter defined) until the expiration of the fifteenth (15th) full Lease Year following the Rent Commencement Date (plus the partial month, if any, following the Rent Commencement Date), the annual Base Rent shall be equal to $1,504,610.00, plus sales tax and City of Miami parking surcharge, if applicable, and from the expiration of the fifteenth (15th) full Lease Year following the Rent Commencement Date until the expiration of the twentieth (20th) Lease Year following the Rent Commencement Date, the annual Base Rent shall be equal to $1,655,071.00, plus sales tax and City of Miami parking surcharge, if applicable.

(b)        Leased Premises: The Leased Premises consists of that portion of the Garage consisting of 599 parking spaces, as shown in cross-hatching on the schematic drawing of each level of the Garage attached hereto as Exhibit A. For the avoidance of doubt, the Leased Premises do not include the portion of the Garage to be utilized as parking for the office tenants.

3.          Calculation of Tenant’s Share. Exhibit C is amended to include the following: “62% (599 spaces/969 total spaces).”

4.          Use. Section 4.01(c) of the Lease is amended to provide that Tenant’s Parking Percentage shall be a sum equal to sixty-two percent (62%) of all monthly Gross Parking Revenue.

5.          Agreements of Lender. Wells Fargo Bank, N.A. a national banking association (“Lender”) made a loan to Landlord in the stated principal amount of up to $103,000,000 (the “Loan”), which is secured by, among other things, a Construction Leasehold Mortgage With Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing dated September 2, 2016 (which together with all increases, renewals, extensions and other amendments thereto, is hereinafter called the “Mortgage”) pursuant to which Landlord collaterally assigned its interest in the Lease to Lender as security for the Loan. Lender hereby consents to the terms and conditions of this Second Amendment.

6.          No Further Modification. Tenant confirms that the Lease remains in full force and effect and (a) Landlord is in compliance with the Lease provisions, and (b) Tenant has no defenses, claims or offsets against Landlord. Except as specifically modified in this Second Amendment, the terms of the Lease shall remain in full force and effect as of the date originally executed. This instrument shall become effective only upon execution of it by both Landlord and Tenant.

7.          Counterparts; Facsimile/Electronic Signatures. This Second Amendment may be executed in any number of identical counterparts, any or all of which may contain the signatures of less than all of the parties, and all of which shall be construed together as a single instrument. In addition, any execution transmitted by facsimile or by electronic mail shall be deemed to constitute an original signature of a party for purposes of enforcing this Second Amendment.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Second Amendment as of the day and year first above written.

Signed, sealed and delivered in the presence of:		LANDLORD:

DTS 3MC PARKING LLC, a Delaware limited liability company

/s/ Brianna Hernandez		By:	/s/ Kolleen Cobb
Print Name:	Brianna Hernandez	Name:	Kolleen Cobb
		Title:	Vice President
/s/ Jessica Perez
Print Name:	Jessica Perez	Date: May 23rd, 2018

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TENANT:

ALL ABOARD FLORIDA - OPERATIONS LLC, a Delaware limited liability company

/s/ Emma Ortiz		By:	/s/ H. Enderby
Print Name:		Name:	H. Enderby
		Title:	VP & CFO
/s/ Jessica Perez
Print Name:	Jessica Perez	Date: May 10, 2018